Exhibit 99(a)(1)(D)

GENIE ENERGY LTD.
OFFER TO EXCHANGE
UP TO 8,750,000 SHARES OF
CLASS B COMMON STOCK, PAR VALUE $0.01 PER SHARE,
FOR
SERIES 2012-A PREFERRED STOCK, PAR VALUE $0.01 PER SHARE

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 5, 2012 UNLESS EXTENDED OR EARLIER TERMINATED (THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To Our Clients:

Enclosed for your consideration is an Offer to Exchange, dated August 2, 2012 (as it may be amended or supplemented from time to time, the “Offer to Exchange”), and the related Letter of Transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offer”) of Genie Energy Ltd. (“Genie” or the “Issuer”) to exchange, with the holder thereof (the “Holder”), one share of Genie’s Class B Common Stock, par value $0.01 per share (the “Class B Common Stock”), for one share of Genie Series 2012-A Preferred Stock, par value $0.01 per share (the “Series 2012-A Preferred Stock”), up to 8,750,000 shares in the aggregate.

This material is being forwarded to you as the beneficial owner of the shares of Class B Common Stock held by us for your account but not registered in your name. A tender of such shares of Class B Common Stock may only be made by us as the holder of record and pursuant to your instructions.

Accordingly, we request instructions as to whether you wish us to tender on your behalf or any portion of the shares of Class B Common Stock held by us for your account, pursuant to the terms and subject to the conditions set forth in the enclosed Offer to Exchange and Letter of Transmittal.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender shares of Class B Common Stock on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on September 5, 2012, unless extended or earlier terminated by the Issuer. Any shares of Class B Common Stock tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

Your attention is directed to the following:

1.  The Exchange Offer provides you the opportunity to exchange shares of Class B Common Stock on a one-for-one basis for shares of Series 2012-A Preferred Stock.

2.  The Exchange Offer is subject to certain conditions set forth in the Offer to Exchange in the section captioned “Terms of the Exchange Offer — Conditions to the Exchange Offer.”

3.  The exchange offer is being made for up to 8,750,000 shares of Class B Common Stock. In the event that more than 8,750,000 shares of Class B Common Stock are tendered, Genie will exchange shares of Class B Common Stock on a pro-rata basis.

4.  The Exchange Offer expires at 5:00 p.m., New York City time, on September 5, 2012, unless extended or earlier terminated by the Issuer.

If you wish to have us tender any or all your shares of Class B Common Stock, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender shares of Class B Common Stock.

INSTRUCTIONS WITH RESPECT TO
THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Genie Energy Ltd. with respect to its shares of Class B Common Stock.

This will instruct you to tender shares of Class B Common Stock held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Offer to Exchange and the related Letter of Transmittal.

The undersigned expressly agrees to be bound by the enclosed Letter of Transmittal and that such Letter of Transmittal may be enforced against the undersigned.

Number of shares of Class B Common Stock to be tendered*:

Account Number:

Dated:

*	Unless otherwise indicated, we are authorized to tender all shares of Class B Common Stock held by us for your account.

PLEASE SIGN HERE

Signature(s):

Print Name(s) here:

Print Address(es):

Area Code and Telephone Number(s):

Tax Identification or Social Security Number(s):

None of the shares of Class B Common Stock held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the shares of Class B Common Stock held by us for your account.